Exhibit 99.4

Orange-Co, LP

and Subsidiaries

Consolidated Financial Report

September 30, 2014

Independent Auditor’s Report

To the Partners of

Orange-Co, LP and Subsidiaries

Arcadia, Florida

Report on the Financial Statements

We have audited the accompanying consolidated financial statements of Orange-Co, LP and its subsidiaries which comprise the consolidated balance sheets as of September 30, 2014, 2013 and 2012, and the related consolidated statements of income, changes in partners’ equity, and cash flows for the years then ended and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Orange-Co, LP and its subsidiaries as of September 30, 2014, 2013 and 2012, and the results of their operations and their cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Emphasis of Matter Regarding Subsequent Events

As discussed in Note 15 to the consolidated financial statements, the Partnership sold substantially all of its assets effective December 1, 2014. Our opinion is not modified with respect to this matter.

/s/ McGladrey LLP

Orlando, Florida

January 15, 2015

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Orange-Co, LP and Subsidiaries

Consolidated Balance Sheets

September 30, 2014, 2013 and 2012

	2014	2013	2012
Assets
Current Assets
Cash	$446,686	$792,991	$183,067
Accounts receivable	917,383	398,834	913,774
Inventories	31,480,333	29,742,631	27,770,864
Prepaid expenses and other assets	304,058	258,640	317,827
Total current assets	33,148,460	31,193,096	29,185,532
Restricted Cash	184,950	52,847	52,725
Property and Equipment, Net	92,615,407	95,084,352	94,577,269
Equity Investments	1,987,186	509,797	499,349
Other Assets	712,317	810,530	908,444
	$128,648,320	$127,650,622	$125,223,319
Liabilities and Partners’ Equity
Current Liabilities
Accounts payable and accrued liabilities	$4,398,898	$4,975,130	$3,088,940
Current maturities of long-term debt	5,457,568	5,457,568	10,034,668
Line of credit	20,475,000	—	15,950,000
Total current liabilities	30,331,466	10,432,698	29,073,608
Long-Term Debt, Net of Current Maturities	87,278,240	92,735,808	93,379,159
Line of Credit	—	15,423,585	—
Total liabilities	117,609,706	118,592,091	122,452,767
Commitments and Contingencies (Notes 8, 11, 13 and 15)
Total Partners’ Equity	11,038,614	9,058,531	2,770,552
	$128,648,320	$127,650,622	$125,223,319

See Notes to Consolidated Financial Statements.

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Orange-Co, LP and Subsidiaries

Consolidated Statements of Income

Years Ended September 30, 2014, 2013 and 2012

	2014	2013	2012
Sales	$71,925,218	$67,376,458	$74,669,036
Cost of sales	42,781,841	44,309,130	41,057,292
Gross profit	29,143,377	23,067,328	33,611,744
Selling, general, and administrative expenses	3,853,782	6,746,134	3,696,435
Impairment loss on oak tree and sod inventory	—	—	735,186
Operating profit	25,289,595	16,321,194	29,180,123
Financial Income (Expense):
Interest expense	(4,310,193)	(4,523,400)	(4,636,695)
Interest income	681	186	3,616
Total financial expense	(4,309,512)	(4,523,214)	(4,633,079)
Net income	$20,980,083	$11,797,980	$24,547,044

See Notes to Consolidated Financial Statements.

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Orange-Co, LP and Subsidiaries

Consolidated Statements of Changes in Partners’ Equity

Years Ended September 30, 2014, 2013 and 2012

	General Partner	Limited Partner	Total
Balances, September 30, 2011	$(16,647,339)	$15,870,847	$(776,492)
Distributions	(10,353,787)	(10,646,213)	(21,000,000)
Net income	12,102,613	12,444,431	24,547,044
Balances, September 30, 2012	$(14,898,513)	$17,669,065	$2,770,552
Distributions	(2,923,068)	(2,586,933)	(5,510,001)
Net income	6,258,855	5,539,125	11,797,980
Balances, September 30, 2013	(11,562,726)	20,621,257	9,058,531
Distributions	(9,499,726)	(9,500,274)	(19,000,000)
Net income	10,489,739	10,490,344	20,980,083
Balances, September 30, 2014	$(10,572,713)	$21,611,327	$11,038,614

See Notes to Consolidated Financial Statements.

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Orange-Co, LP and Subsidiaries

Consolidated Statements of Cash Flows

Years Ended September 30, 2014, 2013, 2012

	2014	2013	2012
Cash Flows From Operating Activities
Net income	$20,980,083	$11,797,980	$24,547,044
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	4,680,088	4,456,188	4,305,628
Loss (gain) on equity investments	22,611	(10,445)	61,529
Impairment loss on oak tree and sod inventory	—	—	735,186
Loss (gain) on sale of equipment	3,597	(124,740)	(6,708)
Changes in operating assets and liabilities:
Accounts receivable	(518,549)	514,940	(669,399)
Inventories	(1,737,702)	(1,971,767)	(3,186,669)
Prepaid expenses and other assets	(45,418)	59,187	(23,957)
Other assets	—	—	(74,877)
Accounts payable and accrued liabilities	(576,232)	1,886,190	(1,031,977)
Net cash provided by operating activities	22,808,478	16,607,533	24,655,800
Cash Flows From Investing Activities
Proceeds from sale of equipment	51,681	286,862	102,424
Additions to property and equipment	(3,668,208)	(5,027,482)	(4,480,635)
Change in restricted cash	(132,103)	(122)	(2,725)
Net cash used in investing activities	(3,748,630)	(4,740,742)	(4,380,936)
Cash Flows From Financing Activities
Principal payments on line of credit	(48,598,585)	(28,485,000)	(34,750,000)
Draws on line of credit	53,650,000	27,958,585	34,350,000
Principal payments on long-term debt	(5,457,568)	(5,220,451)	(4,123,168)
Proceeds from long-term debt	—	—	5,385,000
Distributions	(19,000,000)	(5,510,001)	(21,000,000)
Net cash used in financing activities	(19,406,153)	(11,256,867)	(20,138,168)
Net (decrease) increase in cash	(346,305)	609,924	136,696
Cash
Beginning	792,991	183,067	46,371
Ending	$446,686	$792,991	$183,067
Supplemental Disclosure of Cash Flow Information
Cash paid for interest, net of amount capitalized	$4,230,498	$4,326,284	$5,475,919
Transfer of land for equity investment in Citree Holdings 1, LLC	$1,500,000	$—	$—

See Notes to Consolidated Financial Statements.

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Orange-Co, LP and Subsidiaries

Notes to the Consolidated Financial Statements

Note 1. Nature of Business, Principles of Consolidation, and Significant Accounting Policies

Nature of business and operations: Orange-Co, LP and its wholly owned subsidiaries, CI Groves, LLC and Bermont Reservoir, LLC, (collectively, the Partnership), are principally engaged in growing and marketing citrus fruit and grove caretaking in Southwest Florida.

Basis of presentation: The accompanying consolidated financial statements are prepared on the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (US GAAP).

Principles of consolidation: The consolidated financial statements include the financial statements of Orange-Co, LP and its wholly-owned subsidiaries: CI Groves, LLC and Bermont Reservoir, LLC. Significant intercompany balances and transactions have been eliminated in consolidation.

A summary of the Partnership’s significant accounting policies follows:

Revenue recognition: Revenues are recognized at the time the crop is harvested and delivered to citrus processors or fresh fruit packers. Under the terms of certain fruit marketing agreements, the Partnership is eligible for additional income if certain market price based measures are met. This income is recognized when the Partnership has determined that the market price based measures have been met and collectibility is assured.

Accounts receivable: Credit is extended based on an evaluation of the customer’s financial condition, collateral is not required. Credit losses are provided for as needed in the financial statements and consistently have been within management’s expectations.

As of September 30, 2014, 2013, and 2012, in the opinion of management, all accounts were considered fully collectible and, accordingly, no allowance was deemed necessary.

Inventories: Unharvested fruit crop is stated at the lower of cost or market. The cost for unharvested fruit crop is based on the accumulated production costs during the growing cycle.

Inventories of parts and supplies are recorded at cost on a first-in first-out basis.

Income taxes: The partners of Orange-Co, LP and subsidiaries are taxed as a partnership and the stockholders of Orange-Co, LP and subsidiaries have elected to be taxed under Subchapter S of the Internal Revenue Code. Accordingly, the partners and stockholders will report their proportionate share of partnership and corporate income, loss and any specifically allocated income or deductions on their individual tax returns. Therefore, the Partnership will not incur federal income tax obligations and the financial statements do not include a provision for federal income taxes; however, the Partnership will continue to provide for appropriate state income taxes.

In addition, management has assessed whether there were any uncertain tax positions which may give rise to income tax liabilities and determined that there were no such matters requiring recognition in the accompanying combined financial statements.

Property and equipment: Property and equipment are recorded at cost less accumulated depreciation. Depreciation is recognized using the straight-line method over the estimated useful lives of the applicable assets.

Costs pertaining to planting and caretaking of citrus trees are initially capitalized and then, after the trees reach commercially viable fruit-producing status (typically three years), depreciated over the estimated life of the trees. Interest is capitalized in connection with young trees planted prior to their productive stage. The capitalized interest is amortized over the related asset’s useful life through depreciation.

Maintenance, repairs, and minor renewals are charged to expense as incurred while major renewals and improvements that extend useful lives are capitalized. The cost and related allowance for depreciation of assets sold or otherwise disposed of are removed from the related accounts, and the resulting gains or losses are reflected in the statement of income.

Impairment of long-lived assets: Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset or asset group may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset or asset group to future net cash flows

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expected to be generated by the asset. If such are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets or asset group exceeds the fair value of the assets. Assets to be disposed of are reported at the lower of the carrying amount or fair value less costs to sell.

Deferred loan costs: Deferred loan costs are being amortized over the term of the related loan using the straight-line method, which closely approximates the effective interest method. Accumulated amortization of deferred loan costs amounted to approximately $1,184,600, $1,086,400 and $988,400 as of September 30, 2014, 2013 and 2012, respectively. Amortization expense of deferred loan costs was approximately $98,000, $98,000 and $117,000 for the years ended September 30, 2014, 2013 and 2012, respectively.

Use of estimates: The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements. These estimates also affect the reported revenues and expenses during the period. Actual results could differ from the estimated amounts.

Income taxes: The partners of Orange-Co, LP are taxed as a partnership under the Internal Revenue Code. Accordingly, the partners will report their proportionate share of partnership income, loss and any specifically allocated income or deductions on their individual tax returns. Therefore, the Partnership will not incur federal income tax obligations and the consolidated financial statements do not include a provision for federal income taxes.

In addition, management has assessed whether there were any uncertain tax positions which may give rise to income tax liabilities and determined that there were no such matters requiring recognition in the accompanying consolidated financial statements. The Partnership files income tax returns in the U.S. federal jurisdiction and the State of Florida. The Partnership is no longer subject to U.S. federal, state and local, or non-U.S. income tax examinations by tax authorities for years before 2011.

Financial instruments fair value, credit risks, and off-balance sheet risk: The carrying amounts reported in the consolidated balance sheets for accounts receivable and accounts payable and accrued liabilities approximate fair value due to the short-term maturity of these financial instruments. The carrying amount of the line of credit approximates fair value due to the variable interest rate of the debt.

Based on the borrowing rates currently available to the Partnership for bank loans with similar terms and average maturities, the fair value of long-term debt is approximately $93,041,000, $98,781,000, and $104,329,000 as of September 30, 2014, 2013 and 2012, respectively.

Concentration of risks: The citrus industry is subject to various factors over which growers have limited or no control, including weather conditions, disease, pestilence, water supply, and market price fluctuations. Market prices are highly sensitive to aggregate domestic and foreign crop sizes, as well as other factors including, but not limited to, weather and competition from foreign countries.

The Partnership maintains its cash in bank deposit accounts, which, at times, may exceed federally insured limits. However, the Partnership has not experienced any losses in such accounts.

Subsequent events: Management has evaluated and noted no subsequent events that require adjustment to or disclosure in the consolidated financial statements through January 15, 2015, which is the date the consolidated financial statements were available to be issued.

Recently issued accounting pronouncements: The Financial Accounting Standards Board (FASB) and other entities issued new or modifications to, or interpretations of, existing accounting guidance during the year ended September 30, 2014. The Partnership has considered the new pronouncements that altered accounting principles generally accepted in the United States of America and does not believe that any other new or modified principles will have a material impact on the Partnership’s reported financial position or operations in the near term.

Note 2. Partnership Agreement

The following is a summary of the significant provisions of the Orange-Co, LP limited partnership agreement (the Agreement) made and entered on March 7, 2003. The general partner is Orange-Co, LLC which owns 1% and the limited partner is Orange-Co, Inc. which owns 99%.

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Organization and nature of operations: The purpose of the Partnership is to engage in any and all activates permitted under law. The Partnership owns and operates an agricultural business, which focuses on the development of citrus groves in the state of Florida, as well as other agricultural operations such as harvesting and grove caretaking services.

Allocations and distributions: The limited partnership agreement provides that the partnership’s profits and losses shall be allocated in proportion to the cash distributed to each Partner.

Partnership distributions shall be made at such time and in such amounts as determined by the General Partner; provided, however, that in any event, the Partnership shall distribute to the Partners on or before April 1 of each year an amount sufficient to permit the Partners to pay their federal and state income tax on earnings of the Partnership for the immediately preceding fiscal year.

Note 3. Accounts Receivable

The major components of accounts receivable as of September 30 are summarized as follows:

	2014	2013	2012
Trade receivables, grove owners	$573,235	$184,657	$173,335
Receivable from water management district	–	161,336	690,326
Other	344,148	52,841	50,113
	$917,383	$398,834	$913,774

Note 4. Inventories

The major components of inventories as of September 30 are summarized as follows:

	2014	2013	2012
Fruit-on-tree inventory	$29,629,810	$27,511,698	$26,538,554
Tree inventory	961,601	989,972	621,663
Parts and supplies	888,922	1,240,961	610,647
	$31,480,333	$29,742,631	$27,770,864

During fiscal year 2012, the Partnership recorded impairment losses on oak tree and sod inventories of approximately $735,200. The impairment lost resulted in the cost basis of the oak tree and sod inventories being reduced to zero as the Partnership estimated that there are no future cash flows that can be generated by the oak tree and sod inventories.

Note 5. Equity Investments

Equity Investments as of September 30 are summarized as follows:

Name	Principal Product/ Service	Ownership Percentage	2014	2013	2012
Investment in Citree Holdings 1, LLC	Citrus	49%	$1,500,000	$–	$–
Investment in Graham Road Partners, LLC	Citrus	50%	487,186	509,797	499,349
			$1,987,186	$509,797	$499,349

The Partnership’s equity investments are accounted for using the equity method. The Partnership has elected to account for equity investments using the equity method because they have the ability to siginificantly influence the operations of each entity.

The aggregate unaudited financial position of Citree Holdings 1, LLC and Graham Road Partners, LLC are summarized as follows:

	2014	2013	2012
Current assets	$350,459	$29,718	$49,373
Current liabilities	(247,029)	(10,595)	(248)
Working capital	103,430	40,313	49,125
Noncurrent assets	6,033,044	931,447	944,124
Noncurrent liabilities	(500,000)	–	–
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	5,533,044	931,447	944,124
Partnerships’ equity	$5,636,474	$971,760	$993,249

Contribution to income (loss) for each investment for the years ended September 30, 2014, 2013, and 2012 is as follows:

	2014	2013	2012
Investment in Graham Road Partners, LLC	$(22,611)	$10,448	$(61,529)
Investment in Citree Holdings 1, LLC	–	–	–
	$(22,611)	$10,448	$(61,529)

Note 6. Property and Equipment

The major components of property and equipment as of September 30 are summarized as follows:

	Estimated Useful Lives	2014	2013	2012
Citrus trees	25 years	$94,130,728	$91,912,985	$89,411,696
Land and land improvements	5 - 20 years	28,714,619	29,385,060	28,221,010
Machinery and equipment	5 - 10 years	11,742,443	11,432,833	11,218,915
Buildings and improvements	40 years	3,768,762	3,755,029	3,735,299
Construction in progress	n/a	44,800	43,998	7,113
		138,401,352	136,529,905	132,594,033
Less accumulated depreciation		(45,785,945)	(41,445,553)	(38,016,764)
		$92,615,407	$95,084,352	$94,577,269

Depreciation expense was approximately $4,581,900, $4,358,000, $4,189,000 for the years ended September 30, 2014, 2013, and 2012, respectively.

Note 7. Accounts Payable and Accrued Liabilities

The major components of accounts payable and accrued liabilities as of September 30 are summarized as follows:

	2014	2013	2012
Trade accounts payable	$1,463,707	$2,053,074	$679,558
Property taxes	1,484,001	1,385,169	1,289,533
Interest	739,059	757,577	658,372
Management fees	282,489	282,489	–
Net due purchaser of citrus processing operations	140,450	206,131	206,131
Payroll and payroll related expenses	98,680	84,914	83,537
Other	190,512	205,776	171,809
	$4,398,898	$4,975,130	$3,088,940

Note 8. Line of Credit

During 2007, the Partnership entered into a revolving line of credit with a financial institution for an amount not to exceed $30,000,000. The line of credit is used to finance seasonal working capital and for other corporate purposes and was renewed in August 2013 to expire on August 28, 2015. The line of credit is collateralized by accounts receivable, inventory (fruit crop), cash and cash equivalents and other current assets. The line of credit contains covenants requiring a minimum debt service coverage ratio and a minimum tangible net worth. The outstanding balance under this line of credit as of September 30, 2014, 2013 and 2012, was $20,475,000, $15,423,585, and $15,950,000 respectively. Interest is due on a quarterly basis at LIBOR plus 1.75% (1.89% as of September 30, 2014) or at the Prime Rate of interest as chosen by the Partnership. The line of credit requires a facility fee of 0.5% on the unused balance of the line, which is due quarterly in arrears.

See further discussion regarding the Partnership’s line of credit in Note 15 to these consolidated financial statements.

Note 9. Long-Term Debt

Long-term debt as of September 30 consists of the following:

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	2014	2013	2012
Mortgage note payable bearing interest at 4.25%, due in quarterly principal payments of $964,250 plus accrued interest through November 2021, with the remaining balance due on February 5, 2022. The note is subject to financial and nonfinancial covenants including minimum tangible net worth and excess indebtedness requirements, and is collateralized by specific grove blocks	$68,461,750	$72,318,750	$76,175,750
Mortgage note payable bearing interest at 4.25%, due in quarterly principal payments of $223,250 plus accrued interest through November 2021, with the remaining balance due on February 5, 2022. The note is subject to financial and nonfinancial covenants including minimum tangible net worth and excess indebtedness requirements, and is collateralized by specific grove blocks	15,850,750	16,743,750	17,636,750
Mortgage note payable bearing interest at 4.00%, due in quarterly principal payments of $60,225 plus accrued interest through January 1, 2023. The remaining balance is due on April 1, 2023. The note is subject to nonfinancial covenants and is collateralized by specific grove blocks	4,456,650	4,697,550	4,818,000
Mortgage note payable bearing interest at 6.9%, due in quarterly principal payments of $116,667 plus accrued interest through January 1, 2017. The note is subject to nonfinancial covenants and is collateralized by specific grove blocks	3,966,658	4,433,326	4,783,327
	92,735,808	98,193,376	103,413,827
Less current portion	(5,457,568)	(5,457,568)	(10,034,668)
	$87,278,240	$92,735,808	$93,379,159

Scheduled Principal payments for the years subsequent to 2014 are as follows:

Year Ending September 30,	Amount
2015	$5,457,568
2016	5,457,568
2017	8,024,222
2018	4,990,900
2019	4,990,900
Thereafter	63,814,650
$92,735,808

See further discussion of the Partnership’s long-term debt in Note 15 to these consolidated financial statements.

Interest costs, exclusive of amortization of loan costs, incurred during the years ended September 30, 2014, 2013 and 2012 amounted to approximately $4,444,100, $4,725,400 and $4,986,900, respectively. Interest capitalized on property and equipment during the years ended September 30, 2014, 2013 and 2012 was approximately $232,100, $299,900 and $467,200, respectively.

Note 10. 401(k) Plan

The Partnership sponsors a defined contribution retirement plan that meets the qualifications under Section 401(k) of the Internal Revenue Code. Employees who have completed the required service (as defined) are eligible to make tax-deferred contributions and to participate in an employer matching contribution. For the years ended September 30, 2014, 2013 and 2012, the employer matching contribution amounted to approximately $131,700, $124,400, and $167,900, respectively.

Note 11. Sale of Citrus Processing Operations

During the year ended September 30, 1999, a controlling interest in Orange-Co, Inc. was sold to certain investors. During the year ended September 30, 2001, the Partnership recorded a net liability of $1,669,077 related to net cash collected on the behalf of the purchaser for potential self-insurance claims accrued before the sale and the final settlement of the sale of its citrus processing, packaging and other beverages business. The remaining amount of approximately $50,000 escrowed in connection with this original liability is included in restricted cash in the accompanying consolidated balance sheets at September 30, 2014, 2013, and 2012. In addition, the Partnership was required to and has maintained a letter of credit with a financial institution in the amount of $100,000 in connection with this liability as of September 30, 2014, 2013 and 2012.

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Note 12. Concentrations

The Partnership’s sales concentration for the years ended September 30 is as follows:

	2014		2013		2012
	Sales	Percent of Sales	Sales	Percent of Sales	Sales	Percent of Sales
Customer A	$55,732,499	77%	$52,129,778	77%	$58,884,521	79%
Customer B	$8,724,622	12%	*	*	$11,847,148	16%

Note 13. Commitments and Contingencies

The Partnership is subject to various claims, contract negotiations, and disputes in the normal course of business. The Partnership provides for losses, if any, in the year in which they can be reasonably estimated. In management’s opinion, there are currently no such matters outstanding that would have a material adverse effect on the accompanying consolidated financial statements.

The Partnership has one long-term fruit sales contract with a major national juice brand marketer, Customer A above, to sell early-mid season and Valencia oranges. The contract has a five-year term, expiring at the end of the 2015/2016 fruit processing season. The Partnership is required to deliver the production of fruit for specified grove blocks for a minimum “floor” price per pound of orange juice solids, plus a payment or “rise” should market prices exceed floor prices. The specified grove blocks under this contract compose approximately 85% of the Partnership’s production acreage. The Partnership sells production from the remaining groves opportunistically via short-term contracts.

Note 14. Related Parties

During the years ended September 30, 2014, 2013, and 2012 the Partnership incurred approximately $894,500, $4,269,000, and $1,426,000, respectively, in management fees to companies related through common ownership and management.

During the year ended September 30, 2013, the Partnership paid approximately $14,000 to a company that is controlled substantially by the same owners and member of the Partnership to reimburse for insurance premiums paid on the Partnership’s behalf.

During the year ended September 30, 2012, the Partnership received approximately $35,000, for consulting services rendered to a company that is controlled substantially by the same owners and member of the Partnership, which is included in sales on the consolidated statements of income.

Note 15. Subsequent Event

On December 1, 2014, all of the Partnership’s assets were sold for approximately $275,294,000. The transaction was treated as a purchase and sale of the Partnership’s assets for federal income tax purposes. A portion of the proceeds from the sale were used to pay off the Partnership’s line of credit and long-term debt disclosed in Notes 8 and 9 of these consolidated financial statements.

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